Exhibit 99.1

             Epoch Announces Nasdaq SmallCap Listing Approval

September 12, 2005 - Epoch Holding Corporation, a Delaware corporation ("Epoch"), announced that its application for listing on The NASDAQ SmallCap Market ("NASDAQ SmallCap") has been approved. The Company expects to commence trading on Nasdaq SmallCap under Epoch's current symbol, "EPHC", within the next 30 days. Epoch's trading on the Over-the-Counter Bulletin Board will cease upon commencement of trading on Nasdaq SmallCap.

About Epoch Holding Corporation
Epoch Holding Corporation conducts its operations through Epoch Investment Partners, Inc., a wholly-owned subsidiary and a registered investment adviser under the Investment Advisers Act of 1940. Investment management and investment advisory services are the Company's sole line-of-business. Headquartered in New York with offices in Sherman Oaks, Calif., the company's current product offering includes U.S. Value; U.S. Small Cap Value; U.S. All Cap Value; U.S. Balanced; Global Small Cap Value; Absolute Return; and, as of January 2005, International Small Cap.

Additional information about Epoch Holding Corporation and Epoch Investment Partners can be found at www.eipny.com

Safe Harbor Statement:

This press release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook.

Contacts at Epoch Holding Corporation:

Adam Borak, 212-303-7200
or
Phil Clark, 212-303-7200